Exhibit 4.1

EXECUTION COPY

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.,

as Issuer,

THE GUARANTORS HEREAFTER PARTIES HERETO,

as Guarantors

and

WILMINGTON TRUST FSB,

as Trustee and Collateral Agent

THIRD SUPPLEMENTAL INDENTURE

Dated as of April 15, 2011

Supplementing the Indenture, Dated as of May 19, 2010 (as further amended or supplemented)

Providing for the

Amendment to the Terms of 10% Senior Secured Notes due 2017

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of April 15, 2011 (the “Third Supplemental Indenture”), is by and among KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a corporation duly incorporated and existing under the laws of the State of Delaware (the “Company”), the guarantors listed on Exhibit A hereto (the “Guarantors”) and WILMINGTON TRUST FSB, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to thereto in the Indenture (as defined below).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Original Indenture”), dated as of May 19, 2010, providing for the initial issuance by the Company of its Initial Notes (as defined below);

WHEREAS, Section 2.02 of the Original Indenture provides that the Company may, subject to compliance with Section 4.08 of the Original Indenture, issue Additional Notes in an unlimited amount under the Original Indenture;

WHEREAS, the Company has heretofore executed and delivered to the Trustee the First Supplemental Indenture, dated as of February 7, 2011, among the Company, the guarantors party thereto and the Trustee (the “First Supplemental Indenture”), to the Original Indenture, for the purpose of amending the Original Indenture to amend Section 4.08(a) in the Original Indenture, to permit the issuance of Additional Notes in connection with the Herley Acquisition, as permitted by Section 9.02 of the Original Indenture;

WHEREAS, the certain subsidiaries of the Company have heretofore executed and delivered to the Trustee the Supplemental Indenture, dated as of April 1, 2011, among certain of the subsidiary guarantors of the Company party thereto and Wilmington Trust FSB, as trustee (the “Second Supplemental Indenture” and, collectively with the Original Indenture and the First Supplemental Indenture, the “Indenture”), to the Original Indenture, for the purpose of adding additional subsidiary guarantors of the Company as guarantors of the Indenture;

WHEREAS, Section 9.01 of the Indenture provides that the Company and the Guarantors and the Trustee or Collateral Agent, as applicable, may amend, modify or supplement the Indenture, the Notes, the Guarantees and the Collateral Agreements without the consent of Holders (as defined in the Indenture) to cure any ambiguity, defect or inconsistency contained therein or to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture, the Notes, the Guarantees or the Collateral Agreements, in accordance with the limitations set forth in the Indenture;

WHEREAS, all things necessary to make the New Notes (as defined below), when executed by the Company and authenticated and delivered by the Trustee and issued upon the terms and subject to the conditions set forth herein and in the Indenture, the valid and binding and legal obligations of the Company and the Guarantors and to make this Third Supplemental Indenture a valid, binding and legal agreement of the Company and the Guarantors, have been done;

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes (as defined below), as follows:

AGREEMENTS

ARTICLE I

DEFINITIONS

Section 1.1     All capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The rules of interpretation set forth in the Indenture shall be applied here as if set forth in full herein.

“Initial Notes” means the $225.0 million aggregate principal amount of Notes issued under the Indenture on May 19, 2010.

“New Notes” means the $285.0 million aggregate principal amount of Additional Notes (other than the Initial Notes) issued under this Third Supplemental Indenture, as part of the same series of the Initial Notes.

“Notes” means the Company’s 10% Senior Secured Notes due 2017. The Initial Notes and the New Notes will form part of the same series for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes will include the Initial Notes and the New Notes.

ARTICLE II

AUTHORIZATION AND ISSUANCE OF NEW NOTES

Section 2.1     The Company will be entitled, upon delivery of an Officers’ Certificate and an Opinion of Counsel, and subject to their compliance with Section 4.08 of the Indenture, to issue the New Notes under this Third Supplemental Indenture which will have identical terms as, and be pari passu with, the Initial Notes, except that the New Notes will be subject to transfer restrictions under the applicable securities laws and will have different CUSIP and ISIN numbers from their issuance until the date on which the Exchange Offer with respect to the New Notes is consummated, at which time the Company will cause the New Notes to have the same CUSIP and ISIN numbers as the Initial Notes.  The Initial Notes and the New Notes issued will be treated as a single class for all purposes under the Indenture and this Third Supplemental Indenture.

Section 2.2     With respect to the New Notes, the Company has set forth in an authentication order in accordance with Section 2.02 of the Indenture, a copy of which will be delivered to the Trustee, (i) the aggregate principal amount of such New Notes to be authenticated and delivered pursuant to this Third Supplemental Indenture, (ii) the date the New Notes are to be authenticated and (iii) whether the New Notes are to be Initial Notes, Exchange Notes or Additional Notes.

ARTICLE III

EXECUTION AND AUTHENTICATION OF NEW NOTES

Section 3.1     The Trustee will, upon receipt of a written order of the Company in the form of an Officers’ Certificate (which Officers’ Certificate shall certify that the issuance of the New Notes is in compliance with Section 4.08 of the Indenture), authenticate New Notes for issue that may be validly issued under this Third Supplemental Indenture.

ARTICLE IV

AMENDMENTS TO INDENTURE; EFFECTIVENESS OF AMENDMENTS

Section 4.1     Amendments to the Indenture.

(a)           The definition of “Registration Rights Agreement” under Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“ “Registration Rights Agreement” means, with respect to the Initial Notes bearing CUSIP Nos. 5007BAA6, U50103AA5, 50077BAB4), the Registration Rights Agreement, dated as of the Issue Date, between the Company, the Guarantors and the Initial Purchasers, as the same may be amended from time to time in accordance with the terms thereof, with respect to the Additional Notes bearing CUSIP Nos. 50077BAD0, U50103AB3, 50077BAE8, the Registration Rights Agreement, dated as of March 25, 2011, among the Company, the guarantors party thereto, Jefferies & Company, Inc., KeyBanc Capital Markets Inc. and Oppenheimer & Co. Inc.”

(b)           The definition of “Exchange Offer” under Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“ “Exchange Offer” means an exchange offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all of the Initial Notes, or any Additional Notes, as applicable, a like aggregate principal amount of Exchange Notes having substantially identical terms to the Initial Notes, or any Additional Notes, as applicable, registered under the Securities Act.”

(c)           The last sentence of Section 4.08(a) of the Indenture, which was added to Section 4.08(a) of the Indenture pursuant to the First Supplemental Indenture, is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing proviso, the Company may incur Indebtedness and any of its Restricted Subsidiaries that is a Guarantor may incur Indebtedness in the form of Additional Notes in an aggregate principal amount of up to $285.0 million to the extent issued in exchange for Indebtedness incurred by an Unrestricted Subsidiary and to the extent incurred by such Unrestricted Subsidiary of the Company to fund a portion of the purchase price of the Herley Acquisition and related transaction fees and expenses and for general corporate purposes without regard to the Consolidated Fixed Charge Coverage Ratio of the Company at the time of such incurrence or after giving effect to the incurrence thereof.”

(d)           Section 6.01(9) of the Indenture is hereby amended by deleting the period at the end of Section 6.01 (9) and adding the following language:

“; or

(10) (i) any security interest created by any Collateral Agreement ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Collateral Agreements) or (ii) the breach or repudiation by the Company or any of its Restricted Subsidiaries of any of their obligations under any Collateral Agreement (other than by reason of a release of such obligation or Lien related thereto in accordance with the terms of this Indenture or the Collateral Agreement); provided that, in the case of clauses (i) and (ii), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral having a Fair Market Value in excess of $5.0 million not being subject to a valid, perfected security interest in favor of the Collateral Agent (to the extent required under the Collateral Agreements).  For the avoidance of doubt, this Section 6.01 (10) does not limit or otherwise alter in any manner the remedies available to Holders in Sections 6.01(1) through 6.01(9) above.”

Section 4.2     Effectiveness of this Third Supplemental Indenture.  This Third Supplemental Indenture is entered into pursuant to and consistent with Section 2.02 and Section 9.01 of the Indenture.  Upon the execution of this Third Supplemental Indenture by the Company, the Guarantors, the Trustee and the Collateral Agent, the Indenture shall be amended and supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes and each holder of Notes shall be bound thereby.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1     Confirmation of the Original Indenture.  The Original Indenture, as heretofore supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture, as well as the Notes, are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes, heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of each shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Third Supplemental Indenture shall control.

Section 5.2     Governing Law.  This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

Section 5.3     Successors.  All agreements of the Company in this Third Supplemental Indenture shall bind their respective successors.  All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

Section 5.4     Duplicate Originals.  All parties may sign any number of copies of this Third Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.  The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or pdf shall constitute effective execution and delivery of this Third Supplemental Indenture.  Signatures of the parties hereto transmitted by facsimile or pdf shall be deemed to be their original signatures for all purposes.

Section 5.5     Severability.  In case any one or more of the provisions in this Third Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 5.6     Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

Section 5.7     Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

AI METRIX, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

AIRORLITE COMMUNICATIONS, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

CHARLESTON MARINE CONTAINERS INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

DALLASTOWN REALTY I, LLC

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer of Gichner Holdings, Inc., sole member of Dallastown Realty I, LLC

DALLASTOWN REALTY II, LLC

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer of Dallastown Realty I, LLC, sole member of Dallastown Realty II, LLC

DEFENSE SYSTEMS, INCORPORATED

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

DEI SERVICES CORPORATION

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

DIGITAL FUSION SOLUTIONS, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

DIGITAL FUSION, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

DIVERSIFIED SECURITY SOLUTIONS, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

DTI ASSOCIATES, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

GICHNER HOLDINGS, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

GICHNER SYSTEMS INTERNATIONAL, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

GICHNER SYSTEMS GROUP, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

HAVERSTICK CONSULTING, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

HAVERSTICK GOVERNMENT SOLUTIONS, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

HENRY BROS. ELECTRONICS, INC.,
a Delaware corporation

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

HENRY BROS. ELECTRONICS, INC.,
a Colorado corporation

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

HENRY BROS. ELECTRONICS, INC.,
a Virginia corporation

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

HENRY BROS. ELECTRONICS, INC.,
a New Jersey corporation

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

HENRY BROS. ELECTRONICS, INC.,
a California corporation

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

HENRY BROS. ELECTRONICS, LLC,

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer of Henry Bros. Electronics, Inc., sole member of Henry Bros. Electronics, LLC

HGS HOLDINGS, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

JMA ASSOCIATES, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

KRATOS DEFENSE ENGINEERING SOLUTIONS, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

KRATOS PUBLIC SAFETY & SECURITY SOLUTIONS, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

KRATOS MID-ATLANTIC, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

KRATOS SOUTHEAST, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

KRATOS SOUTHWEST L.P.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer of Kratos Texas, Inc., General Partner of Kratos Southwest L.P.

KRATOS TEXAS, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

MADISON RESEARCH CORPORATION

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

NATIONAL SAFE OF CALIFORNIA, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

POLEXIS, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

REALITY BASED IT SERVICES, LTD.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

ROCKET SUPPORT SERVICES LLC

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer of HGS Holdings, Inc., sole managing member of Rocket Support Services LLC

SHADOW I, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

SHADOW II, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

SHADOW III, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

SCT ACQUISITION, LLC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer of Charlestown Marine Containers Inc., sole member of SCT Acquisition, LLC

SCT REAL ESTATE, LLC

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer of SCT Acquisition, LLC, sole member of SCT Real Estate, LLC

SUMMIT RESEARCH CORPORATION

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

KRATOS TECHNOLOGY & TRAINING SOLUTIONS, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

WFI NMC CORP.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

HERLEY INDUSTRIES, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

GENERAL MICROWAVE CORPORATION

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

GENERAL MICROWAVE ISRAEL CORPORATION

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

HERLEY-CTI, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

MSI ACQUISITION CORP.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

MICRO SYSTEMS, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

STAPOR RESEARCH, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

HERLEY-RSS, INC.

By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer

WILMINGTON TRUST FSB, as Trustee and Collateral Agent

By:	/s/ Jane Schweiger
Name:		Jane Schweiger
Title:		Vice President

EXHIBIT A

Guarantors

AI METRIX, INC.

AIRORLITE COMMUNICATIONS, INC.

CHARLESTON MARINE CONTAINERS INC.

DALLASTOWN REALTY I, LLC

DALLASTOWN REALTY II, LLC

DEFENSE SYSTEMS, INCORPORATED

DEI SERVICES CORPORATION

DIGITAL FUSION SOLUTIONS, INC.

DIGITAL FUSION, INC.

DIVERSIFIED SECURITY SOLUTIONS, INC.

DTI ASSOCIATES, INC.

GICHNER HOLDINGS, INC.

GICHNER SYSTEMS GROUP, INC.

GICHNER SYSTEMS INTERNATIONAL, INC.

HAVERSTICK CONSULTING, INC.

HAVERSTICK GOVERNMENT SOLUTIONS, INC.

HENRY BROS. ELECTRONICS, INC., a Delaware corporation

HENRY BROS. ELECTRONICS, INC., a New Jersey corporation

HENRY BROS. ELECTRONICS, INC., a California corporation

HENRY BROS. ELECTRONICS, INC., a Colorado corporation

HENRY BROS. ELECTRONICS, INC., a Virginia corporation

\HENRY BROS. ELECTRONICS, LLC

HGS HOLDINGS, INC.

JMA ASSOCIATES, INC.

KRATOS DEFENSE ENGINEERING SOLUTIONS, INC.

KRATOS PUBLIC SAFETY & SECURITY SOLUTIONS, INC.

KRATOS COMMERCIAL SOLUTIONS, INC.

KRATOS GOVERNMENT SOLUTIONS, INC.

KRATOS MID-ATLANTIC, INC.

KRATOS SOUTHEAST, INC.

KRATOS SOUTHWEST, L.P.

KRATOS TEXAS, INC.

MADISON RESEARCH CORPORATION

NATIONAL SAFE OF CALIFORNIA, INC.

POLEXIS, INC.

REALITY BASED IT SERVICES, LTD.

ROCKET SUPPORT SERVICES, LLC

SHADOW I, INC.

SHADOW II, INC.

SHADOW III, INC.

SCT REAL ESTATE, LLC

SUMMIT RESEARCH CORPORATION

KRATOS TECHNOLOGY & TRAINING SOLUTIONS, INC.

WFI NMC CORP.

HERLEY INDUSTRIES, INC.

GENERAL MICROWAVE CORPORATION

MICRO-EL PATENT CORPORATION

GENERAL MICROWAVE ISRAEL CORPORATION

HERLEY-CTI, INC.

MSI ACQUISITION CORP.

MICRO SYSTEMS, INC.

STAPOR RESEARCH

HERLEY-RSS, INC.